CUSIP No. 584404107

                                                                                                                                                EXHIBIT S

Joint Filing Agreement

The undersigned agree that this Schedule 13D executed on December 5, 2008 relating to the Class A Common Stock ($5.00 par value per share) of Media General, Inc. shall be filed on behalf of the undersigned.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
By:	Harbinger Capital Partners Offshore Manager, L.L.C.
By:	HMC Investors, L.L.C., Managing Member
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

HARBINGER CAPITAL PARTNERS OFFSHORE MANAGER, L.L.C.
By:	HMC Investors, L.L.C., Managing Member
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

HMC INVESTORS, L.L.C.
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
By:	Harbinger Capital Partners Special Situations GP, LLC
By:	HMC — New York, Inc., Managing Member
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, LLC
By:	HMC — New York, Inc. Managing Member
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

HMC — NEW YORK, INC.
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

HARBERT MANAGEMENT CORPORATION
By:	/s/ Joel B. Piassick
Name: Joel B. Piassick Title: Executive Vice President

/s/ Philip Falcone
Name: Philip Falcone

/s/ Raymond J. Harbert
Name: Raymond J. Harbert

/s/ Michael D. Luce
Name: Michael D. Luce

December 5, 2008